UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2016
VIRCO MFG. CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-8777	95-1613718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2027 Harpers Way, Torrance, California 90501
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (310) 533-0474
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 21, 2016, the Board of Directors (the “Board”) of Virco Mfg. Corporation (the “Company”), in accordance with Section 2.01 of the Company’s Amended and Restated By-laws, approved an increase in the size of the Board by one director to six persons. The Board filled the resulting vacancy by the appointment of Craig L. Levra as a Class I Director with a term expiring at the Company’s 2017 Annual Meeting of Stockholders or until the election and qualification of his successor. There was no arrangement or understanding between Mr. Levra and any other person pursuant to which he was selected as a director. Mr. Levra will serve on the Audit, Compensation and Corporate Governance and Nominating Committees of the Board.
As a non-employee director, Mr. Levra will receive the standard compensation amounts payable to non-employee directors of the Company, comprised of an annual retainer of $100,000 payable in monthly cash payments and $50,000 in the form of restricted stock granted each year on the date of the Annual Meeting of Stockholders. Directors are also reimbursed for travel and related expenses incurred to attend Board and committee meetings.

The following is biographical information for Mr. Levra:

Craig L. Levra, 57, is a seasoned executive with deep expertise in the retail and sports marketing industries. Mr. Levra led Sport Chalet, Inc. from 1997 until May 2015 as the Company grew from 18 to 55 locations in California, Nevada, Arizona, and Utah. He served as Chairman and CEO of Sport Chalet from 2001 until the sale to a private equity firm in 2014, then served as CEO of Sport Chalet, LLC overseeing the integration of the company within a larger portfolio. Mr. Levra currently advises and serves on the Board of a number of retail and sports companies, including Bauerfeind USA, Percolata, Drones Plus and KitOrder. Mr. Levra has also served on the Boards of Directors of the National Retail Federation, Junior Achievement of Southern California, the Southern California Committee for the Olympic Games and the Los Angeles Sports and Entertainment Commission. Mr. Levra received a Bachelors and MBA degree from the University of Kansas.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on June 21, 2016. A total of 14,998,187 shares of common stock were entitled to vote, of which 12,972,510 shares were present in person or by proxy at the Annual Meeting. Three items of business were acted upon by the stockholders at the Annual Meeting. The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below:

1.    Stockholders elected Douglas A. Virtue, the Company’s nominee for Class III director, for a term expiring at the 2019 Annual Meeting of Stockholders, with the number of votes cast for and withheld and broker non-votes set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Douglas A. Virtue	10,294,471	204,953	2,473,086

2.    Stockholders elected Alexander L. Cappello, the Company’s nominee for Class III director, for a term expiring at the 2019 Annual Meeting of Stockholders, with the number of votes cast for and withheld and broker non-votes set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Alexander L. Cappello	10,327,369	172,055	2,473,086

3.     Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2017 by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,922,175	33,924	16,411	---

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRCO MFG. CORPORATION

Date: June 23, 2016	By:	/s/ Robert A. Virtue
	Name:	Robert A. Virtue
	Title:	Chief Executive Officer and Chairman of the Board of Directors